UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2007

Ocean Power Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1378140	22-2535818
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1590 Reed Road Pennington, NJ		08534

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2007, Ocean Power Technologies, Inc. (“OPT”) entered into a contract (the “Agreement”) with the Office of Naval Research of the US Navy (the “Navy”). OPT will be eligible to receive $1.7 million for work completed over the Agreement’s eighteen month term.

The Agreement provides that OPT will design and fabricate an enhanced version of its autonomous PowerBuoy® system for use in the Navy’s Deep Water Acoustic Detection System (“DWADS”) program. Under the Agreement, the Navy will ocean test OPT’s autonomous PowerBuoy® system as the power source for the DWADS program, and OPT will support the Navy’s ocean test procedures in the areas of mooring design, at-sea operations and deployment. OPT will also provide data analysis and program management in connection with the DWADS project.

The Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and OPT refers you to such exhibit for the complete terms of the Agreement. The complete terms of the Agreement are incorporated herein by reference.

Item 8.01 Other Events.

On June 7, 2007, OPT issued a press release announcing the effectiveness of the Agreement. The full text of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits.

     See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007	OCEAN POWER TECHNOLOGIES, INC.

By: /s/ CHARLES F. DUNLEAVY Charles F. Dunleavy Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1+	Contract Number N00014-07-C-0617, dated as of May 24, 2007, between the
Office of Naval Research, U.S. Navy and Ocean Power Technologies, Inc.

99.2	Press Release issued by Ocean Power Technologies, Inc., dated June 7, 2007.

+	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.